Exhibit 10.2

BASE SALARY FOR NAMED EXECUTIVE OFFICER

The Company’s named Executive Officers include Darrell G. Swanigan, President and Chief Executive Officer; James R. A. Stanley, Jr., Executive Vice President and Senior Loan Officer; and Keith B. Hawkins, Executive Vice President and Commercial Loan Officer. Salary information for each Executive Officer is contained in the table below:

Name	Title	Salary	Effective Date
Darrell G. Swanigan	President and Chief Executive Officer	$162,000	January 1, 2008

James R. A. Stanley, Jr.	Executive Vice President and Senior Loan Officer	$135,000	April 1, 2008

Keith B. Hawkins	Executive Vice President and Commercial Loan Officer	$135,000	January 1, 2008

68